CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-________) pertaining to the 1993 Stock Option and Incentive Plan of LSB Industries, Inc. of our report dated March 16, 1998, except for the fourth paragraph of Note 5(A), as to which the date is April 8, 1998, with respect to the consolidated financial statements and schedule of LSB Industries, Inc. included in its Annual Report (Form 10-K), as amended, for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                         /s/ Ernst & Young LLP
                                         ERNST & YOUNG LLP

Oklahoma City, Oklahoma
June 29, 1998